Exhibit 2.1

SUBSCRIPTION AGREEMENT

TO: Virtuabroker Ltd. A Company incorporated under the Laws of England, having its registered head office at Kemp House 160 City Road, London, EC1V 2NX (the “Company”)

1.       Subject to the terms and conditions of this Form of Subscription, the undersigned (hereinafter referred to as the “Subscribers”) hereby irrevocably subscribes for and agrees to purchase one hundred forty-three (143) Class A Voting Shares the (“Subscription”) of the Company described below (the “Securities”) at a subscription price of four hundred twenty USD ($420) per share (for a total investment of sixty thousand sixty dollars (60,060.00 USD). The Subscription shall be completed on February 28th 2021 (the "Closing") or such other date as the parties may agree. The Subscriber shall receive the following the number of shares, respectively:

Name	Number of Securities

Net Savings Link, Inc.	143

2.       At the Closing, the undersigned shall pay the subscription price for the Subscription by delivering to the Company a direct deposit wire transfer in the following amounts in USD $60,060.00.

3.       The Company shall have the right at any time in the future to issue additional shares to third parties in subsequent financing rounds without any obligation to the Subscribers to make adjustment in the number of shares issued hereunder nor in the subscription price. Without limiting the generality of the foregoing, no adjustment shall be made to reflect the issuance of shares, warrants or other securities:

a.       To the minority shareholders or as part of the future financing rounds;

b.       To directors, officers, employees or consultants (collectively, the "Consultants") of the Company or its Affiliates under or pursuant to any bona fide share or other security option plan approved by the Company's board of directors (a "Stock Option Plan"); or

c.       To other persons on an individual basis pursuant to options, warrants or other securities now or in the future authorized by the Board of Directors of the Company.

4.       The undersigned acknowledges that the Subscription is subject to the acceptance of this Form of Subscription by the Company on or before the Closing. It is understood and agreed that this Subscription Form and all monies tendered in respect of the Subscription shall be returned forthwith to the undersigned at the address indicated below if this subscription is not accepted by the Company on or before the Closing.

5.       The Subscribers acknowledge (on their own behalf and, if applicable, on behalf of each person on whose behalf the Subscribers are contracting) that:

a.       this Subscription is subject to rejection or allotment by the Company in whole or in part at any time;

b.       the original certificate representing the Securities purchased by the Subscribers shall be held in trust by the Company’s legal counsel.

c.       In consideration of the Company accepting this subscription and conditional thereon, the undersigned agrees to be bound, as a party to and as one of the minority shareholders in the Company, by the terms of the Shareholders’ Agreement from time to time amended and in effect (the “Shareholders’ Agreement”).

The undersigned hereby represents, warrants and confirms:

i.       that the undersigned has the legal capacity and competence to execute this Agreement and to take all actions required pursuant hereto and all necessary approvals by directors, shareholders and members of the undersigned, otherwise have been given to authorize it to execute this Form of Subscription and the Shareholders’ Agreement, and to take all actions required to be delivered or performed by it hereunder has been duly authorized by all necessary action;

ii.       That the undersigned is purchasing the Subscription as principal,

6.       Representations and Warranties of the Company:

The Company hereby represents and warrants to the Subscribers and the Company acknowledges that the Subscribers are relying upon such representations and warranties in connection with the transactions contemplated hereby as follows:

a.       the Company has been duly incorporated and validly existing under The Companies Act, 2006 and has not been dissolved;

b.       the Company has the corporate power and capacity to own its assets and to carry on its business as it is presently being carried on, the Company has the corporate power and capacity to enter into, deliver and perform its obligations under this Subscription Agreement and all other agreements, contracts, instruments and actions required to be delivered or performed by the Company hereunder;

c.       this Subscription Agreement and each of the agreements, contracts, instruments and actions required to be delivered or performed by the Company hereunder have been duly authorized by all necessary corporate action of the Company. This Subscription Agreement and each of the agreements to be delivered hereunder have been duly executed and delivered by the Company and are valid and binding obligations of the Company enforceable in accordance with their terms, subject to limitations on enforcement imposed by bankruptcy, insolvency and other laws affecting creditors’ rights generally and to general principles of equity; and

7.       Closing:

The obligations of the undersigned to purchase the Ordinary Voting Shares pursuant to the Subscription (the completion of each such purchase is referred to as a "Closing") is subject to the fulfilment on or before each Closing of each of the following conditions:

a.       The representations and warranties of the Company shall be true and correct on and as of the date of each Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing;

b.       The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and in the Shareholders' Agreement that are required to be performed or complied with by it on or before each Closing;

c.       The Shareholders' Agreement shall have been executed and delivered by the undersigned or its attorney pursuant to the power of attorney contained herein, it shall be in full force and effect as of each Closing and no party shall be in material breach or material default thereof; and

d.       The Company will deliver to the undersigned a certificate or certificates, registered in the undersigned's name, representing the Ordinary Voting Shares to be purchased by the undersigned at such Closing; and

e.       The undersigned shall direct deposit wire transfer to the Company (wire instructions), in an amount equal to the purchase price payable in respect of the Class A Shares to be purchased by the undersigned at such Closing, as set forth in Paragraph 2 above to the following bank:

If funds are being wired from inside the United States:

Account Holder:

Virtuabroker Ltd

Kemp House, 160 City Rd, London, EC1V 2NX, United Kingdom

Routing Number:

084009519

Checking Account Number:

9600000000532817

Bank Address:

TransferWise

19 W 24th Street

New York NY 10010

United States

If the funds are being wired from outside the United States:

Account Holder:

Virtuabroker Ltd

Kemp House, 160 City Rd, London, EC1V 2NX, United Kingdom

SWIFT/BIC

CMFGUS33

Checking Account Number:

8310968555

Bank Address:

TransferWise

19 W 24th Street

New York NY 10010

United States

Virtuabroker Ltd. will return payments to the sender if the funds originate from countries not on list below:

This can take 3–10 working days.

Americas

United States, Canada.

Asia

China, Hong Kong, India, Japan, Philippines, Singapore, Taiwan, United Arab Emirates

Oceania

Australia, New Zealand.

Europe

Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France,

Germany, Gibraltar, Guernsey, Greece, Hungary, Iceland, Ireland, Isle of Man, Italy, Jersey,

Latvia, Liechtenstein, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal,

Romania, Slovakia, Slovenia, Spain, Sweden, Switzerland, United Kingdom.

8.       This Form of Subscription, and when executed, delivered and accepted, the Shareholders' Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, negotiations, discussions and understandings, written or oral, among the parties hereto, including without limitation, letters of intent between the undersigned and the Company relating to a proposed purchase and sale of the Subscription. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, expressed or implied, that form part of or affect this Form of Subscription, or which induced any party to enter into this Form of Subscription or on which reliance is placed by any party, except as specifically set forth in this Form of Subscription, and when executed and delivered, the Shareholders' Agreement.

9.       This agreement may be executed in any number of counterparts, each of which when executed will be an original but together will constitute one and same agreement.

10.     This agreement is governed by and construed in accordance with the laws of England and Wales without giving effect to its conflicts of law principles. The parties submit to the jurisdiction of the Courts of England and Wales in respect of any dispute which arises out of or under this Agreement.

11.     The undersigned and the Company acknowledge and agree that they have required that this Agreement and all related documents be drafted in English.

IN WITNESS WHEREOF this subscription has been executed by the undersigned.

/s/ James A. Tilton

James A. Tilton

President

Net Savings Link, Inc.

SUBSCRIPTION ACCEPTED this 28TH day of February, 2021.

VIRTUABROKER LTD

per: /s/ Daniel Garcia

Daniel Garcia, Director